PRESS RELEASE

Acquisitions Contact:	Media Contact:

Mark D. Engstrom EVP — Acquisitions Healthcare Trust of America, Inc. 480.998.3478 markengstrom@htareit.com	Claire Koeneman President Financial Relations Board 312.640.6745 ckoeneman@mww.com

Healthcare Trust of America, Inc. Acquires Select Rehabilitation Hospital of Denton
Located in Denton, Texas

Scottsdale, Arizona (December 31, 2009) – Healthcare Trust of America, Inc. (“HTA”), a self-managed, non-traded, real estate investment trust, announced the completed acquisition of the Select Rehabilitation Hospital of Denton building located in Denton, Texas, for approximately $15,485,000.

The approximately 43,600 square foot rehabilitation hospital contains 44 private, licensed beds and is strategically located across the street from the Presbyterian Hospital of Denton which has 216 general acute beds. It is also immediately west of the future home of the Texas Oncology North Denton Cancer Center and Cook Children’s Hospital. The building is 100% leased and occupied by Select Medical Corporation, a national healthcare corporation pursuant to a long term lease expiring in 2023. Select Medical currently operates 94 specialty hospitals and approximately 947 outpatient rehabilitation clinics. The Denton hospital opened in 2008 and is expandable to 60 licensed beds. This acquisition brings HTA’s investments in Texas to over $223 million in healthcare properties.

“This acquisition is attractive for its proximity to a prominent hospital, strong demographics, modern state-of-the-art facility, and experienced operator-tenant,” stated Mark D. Engstrom, HTA’s Executive Vice President of Acquisitions.”This rehabilitation hospital acquisition advances our Texas portfolio with both a strong property and operator.”

Since January 2009, HTA has acquired approximately $366 million in assets. These assets include a total of 27 individual properties, representing approximately 1.5 million square feet.

For more information on Healthcare Trust of America, Inc. and to download the current prospectus, please visit www.htareit.com.

About Healthcare Trust of America, Inc.
Healthcare Trust of America, Inc. is a self-managed, publicly registered, non-traded real estate investment trust. HTA has made 49 geographically diverse acquisitions valued at approximately $1.3 billion based on purchase price, which includes 160 buildings and two real estate-related assets. HTA’s portfolio totals approximately 6.8 million square feet and includes 141 medical office buildings, six hospitals, nine skilled nursing and assisted living facilities and four other office buildings and real estate related assets located in 21 states, including: Arizona, California, Colorado, Florida, Georgia, Illinois, Indiana, Kansas, Maryland, Minnesota, Missouri, New Hampshire, Ohio, Oklahoma, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Virginia and Wisconsin.

FORWARD-LOOKING LANGUAGE
This press release contains certain forward-looking statements with respect to the growth and value of HTA’s portfolio and the value that the investment adds to HTA. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: the acquisition of the property may not be completed if the conditions to closing are not satisfied; the strength and financial condition of the property; the strength and financial condition of the tenant; uncertainties relating to the local economy of Denton, Texas; uncertainties relating to changes in general economic and real estate conditions; uncertainties regarding changes in the healthcare industry; the uncertainties relating to the implementation of HTA’s investment strategy; and other risk factors as outlined in HTA’s prospectus, as amended from time to time, and as detailed from time to time in HTA’s periodic reports, as filed with the Securities and Exchange Commission.